Exhibit 99.1

Contact:	Michael J. Culotta
Chief Financial Officer
(615) 372-8512

LIFEPOINT HOSPITALS, INC. COMPLETES ACQUISITION OF
PROVINCE HEALTHCARE COMPANY

Brentwood, Tennessee (April 15, 2005) – LifePoint Hospitals, Inc. (“LifePoint Hospitals”) (NASDAQ: LPNT) today announced that Historic LifePoint Hospitals, Inc. (“Historic LifePoint”), formerly known as LifePoint Hospitals, Inc., and Province Healthcare Company (Province Healthcare) have completed their merger to form a new public company, LifePoint Hospitals, Inc. (formerly known as Lakers Holding Corp.).

     Historic LifePoint stockholders and Province Healthcare stockholders approved the merger at special meetings of each company’s respective stockholders, each held on Monday, March 28, 2005. Headquartered in Brentwood, Tennessee, the new company, LifePoint Hospitals, will begin trading Monday, April 18, 2005, on the NASDAQ National Market under the ticker symbol “LPNT.” Historic LifePoint will no longer be listed and traded on the NASDAQ National Market.

     In accordance with the terms of their merger agreement, Historic LifePoint and Province Healthcare each became wholly owned subsidiaries of LifePoint Hospitals. All outstanding shares of both companies were exchanged for shares of LifePoint Hospitals. In addition, Province Healthcare stockholders are entitled to receive $11.375 in cash and 0.2917 of a share of LifePoint Hospitals common stock for each share of Province Healthcare common stock they held at the close of business on April 15, 2005. No fractional shares of LifePoint Hospitals common stock will be issued in the merger, and Province Healthcare stockholders who otherwise would be entitled to receive fractional shares are entitled to receive a cash payment in lieu of those fractional shares equal to the fractional share interest multiplied by $44.53, the last sale price of one share of LifePoint Hospitals common stock on the NASDAQ National Market on April 14, 2005, which is the last trading day preceding April 15, 2005, the closing date of the merger. Each Historic LifePoint stockholder received one share of LifePoint Hospitals common stock for each share of Historic LifePoint common stock held by such Historic LifePoint stockholder on a one-for-one basis.

     “We are pleased to announce the completion of our acquisition of Province Healthcare,” said Kenneth C. Donahey, LifePoint Hospitals’ chairman, president and chief executive officer. “With 50 hospitals in 20 states, LifePoint Hospitals is well positioned as a leader in the industry. Through this acquisition, we will achieve geographic diversification of revenues and assets with reduced reliance on certain key states such as Kentucky and Tennessee. We are confident that the shared values of LifePoint Hospitals and Province Healthcare will form the basis for our success in the future.”

     In connection with the merger, LifePoint Hospitals also announced that it has purchased all of the approximately $172 million aggregate principal amount of Province Healthcare’s 4 1/4% Convertible Subordinated Notes due 2008 that were tendered prior to the expiration at 12:00 midnight on April 14, 2005 of its previously announced tender offer for the 4 1/4% notes. In addition, LifePoint Hospitals announced that, in connection with a previously announced tender offer and consent solicitation, Province Healthcare has repurchased approximately $194 million of the $200 million outstanding principal amount of Province Healthcare’s 7 1/2% Senior Subordinated Notes due 2013. The supplemental indenture incorporating the proposed amendments to the indenture governing the 7 1/2% notes became operative today and is binding

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LPNT Completes Acquisition of Province Healthcare Company

April 15, 2005

upon the holders of any 7 1/2% notes that are not tendered into the tender offer. The tender offer for the 7 1/2% notes will expire at 12:00 midnight on April 15, 2005. In connection with the merger, Province Healthcare has also called for redemption all of the $75,970,000 outstanding principal amount of its 4 1/2% Convertible Subordinated Notes due 2005, at a redemption price of 100.9% of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, which is May 16, 2005.

     LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities, with 50 hospitals, approximately 5,285 licensed beds and combined revenues of approximately $1.9 billion in 2004. Of the combined 50 hospitals, 46 are in markets where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 18,000 employees.

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Important Legal Information

     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals’ future results are beyond LifePoint Hospitals’ ability to control or predict with accuracy. Such forward-looking statements, particularly those statements regarding the effects of the acquisition of Province Healthcare, reflect the current expectations and beliefs, of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors relating to the acquisition include, without limitation, the possibility that (1) problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province Healthcare; (2) the acquisition may involve unexpected costs; (3) the combined company may be unable to achieve cost-cutting synergies; (4) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (5) the combined company may be subject to future regulatory or legislative actions. These forward-looking statements are also subject to other risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by LifePoint Hospitals’ corporate integrity agreement; (iii) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (iv) the availability, cost and terms of insurance coverage; (v) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vi) the ability to attract and retain qualified management and personnel; (vii) the geographic concentration of LifePoint Hospitals’ operations; (viii) the ability to acquire hospitals on favorable terms; (ix) the ability to operate and integrate newly acquired facilities successfully; (x) the availability and terms of capital to fund LifePoint Hospitals’ business strategies; (xi) changes in LifePoint Hospitals’ liquidity or indebtedness; (xii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiii) volatility in the market value of LifePoint Hospitals’ common stock; (xiv) changes in general economic conditions in the markets LifePoint Hospitals serves; (xv) LifePoint Hospitals’ reliance on information technology systems maintained by HCA Inc.; (xvi) the costs of complying with the Americans With Disabilities Act; and (xvii) those risks and uncertainties described from time to time in LifePoint Hospitals’ filings with the SEC, including those related to the acquisition. Therefore, LifePoint Hospitals’ future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

     All references to “LifePoint Hospitals” as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.

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